UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 19, 2007

MAGNETEK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10233	95-3917584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N49 W13650 Campbell Drive
Menomonee Falls, WI	53041
(Address of Principal Executive Offices)	(Zip Code)

(262) 783-3500

 (Registrant’s telephone number, including area code)

N/A

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.

As described on Form 8-K filed December 21, 2006, Magnetek, Inc. (the “Company”) received an initial production order for delivery of 60 wind power inverters valued at more than $7 million from a leading wind power company.  As described on Form 8-K filed June 26, 2007, scheduled shipment dates under the order were modified to reflect delivery of the units from September 2007 through March 2008.  Under this schedule, the Company will have shipped 16 units as of December 31, 2007.  Scheduled shipment dates for the remaining 44 units under the order have been further modified based upon mutual agreement between Magnetek and its customer.  These units are now scheduled to ship from January 2008 through August 2008, with 15 units scheduled for shipment in the quarter ended March 30, 2008, 12 units scheduled for shipment in the quarter ended June 29, 2008, and 17 units scheduled for shipment in the quarter ended September 28, 2008.

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s anticipated financial results for its fiscal year ending June 29, 2008.  These forward-looking statements are based on the Company’s expectations and are subject to risks and uncertainties that cannot be predicted or quantified and are beyond the Company’s control. These risks and uncertainties include effects of economic, market and operating conditions on the Company and its financial results. Other factors that could cause actual results to differ materially from expectations are described in the Company’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 21, 2007

MAGNETEK, INC.

/s/	David Reiland
By:	David Reiland
President and Chief Executive Officer